UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2016

LANTHEUS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36569	35-2318913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

331 Treble Cove Road, North Billerica, MA 01862

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (978) 671-8001

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 25, 2016, the Board of Directors (the “Board”) of Lantheus Holdings, Inc. (the “Company”) appointed John W. Crowley as the Chief Financial Officer and Treasurer of the Company and its subsidiaries, effective immediately. The Board previously appointed Mr. Crowley as the interim Chief Financial Officer and Treasurer of the Company and its subsidiaries as of December 10, 2015.

Mr. Crowley, age 52, had previously served as the Company’s Vice President, Chief Accounting Officer, a position he held since March 2015. Mr. Crowley held the position of Vice President, Finance from April 2013 until March 2015 and was Director, Accounting from September 2010 until April 2013. Prior to joining the Company, Mr. Crowley was the Assistant Corporate Controller of Biogen Idec, the Director of Accounting at Thermo Fischer Scientific and a Senior Manager in the Audit practice of PricewaterhouseCoopers LLP. Mr. Crowley holds a Master of Business Administration degree from the University of Massachusetts and a Bachelor of Science degree in Business Administration from Westfield State University.

In connection with Mr. Crowley’s appointment as Chief Financial Officer and Treasurer, the annual base salary payable under his existing employment agreement was increased to $360,000, effective as of March 25, 2016, and the target amount of his annual bonus award payable under his existing employment agreement was increased to 50% of his new base salary.

Mr. Crowley’s amended employment agreement also provides the following severance benefits. In the event of a termination by the Company without cause, he will be entitled to an amount equal to the sum of (i) his base salary on the date of termination and (ii) a pro rata portion (based upon the percentage of the fiscal year that elapsed through the date of his termination) of 50% of his base salary on the date of termination, payable in substantially equal installments over a period of 12 months, and certain benefit subsidies for a period of 12 months. In the event of a termination by the Company without cause or by him for good reason within 12 months following a change of control, he will be entitled to an amount equal to 150% of his base salary on the date of termination, payable in substantially equal installments over a period of 12 months, and 12 months of certain benefit subsidies.

A copy of the Company’s press release, dated March 28, 2016, announcing the appointment of Mr. Crowley as Chief Financial Officer and Treasurer is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release of Lantheus Holdings, Inc. and Lantheus Medical Imaging, Inc., dated March 28, 2016, announcing the appointment of John W. Crowley as Chief Financial Officer and Treasurer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANTHEUS HOLDINGS, INC.

By:	/s/ Michael P. Duffy
Name:	Michael P. Duffy
Title:	Senior Vice President, Strategy and Business Development, General Counsel and Secretary

Date: March 28, 2016

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of Lantheus Holdings, Inc. and Lantheus Medical Imaging, Inc., dated March 28, 2016, announcing the appointment of John W. Crowley as Chief Financial Officer and Treasurer.